UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) August 1, 2005

                            SOUTH TEXAS OIL COMPANY
              (Exact name of Registrant as specified in charter)


         Nevada                    0-50732              74-2949620
(State or other jurisdiction      (Commission         (I.R.S. Employer
       of incorporation)          File Number)         Identification)

   900 NE Loop 410, Suite E-121, San Antonio, Texas               78209
       (Address of principal executive offices)          (Zip Code)

  Registrant's telephone number, including area code:  (210) 568-9760

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting  material  pursuant  to  Rule  14a-12  under the Exchange Act
(17 CFR 240.14a-12)

[   ]  Pre-commencement  communications  pursuant  to Rule 14d-2(b)  under  the
Exchange Act (17 CFR 40.14d-2(b))

[   ]   Pre-commencement  communications pursuant to Rule  13e-4(c)  under  the
Exchange Act (17 CFR 240.13e-4 (c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01    Entry into a Material Definitive Agreement.

On July 28, 2005, the Registrant entered into a funding agreement from institutional and accredited investors with gross proceeds of $2,300,000, to be received in two traunches. The first traunch of $1,300,000 received upon execution of the agreement and the remaining $1,000,000 within five days after a to be filed registration statement becomes effective, or sooner if certain milestones are achieved.

The funding consists of convertible securities which shall convert into forty-five percent (45%) equity of the fully diluted shares of South Texas Oil Company if both traunches are received.

South Texas Oil will use the net proceeds of the first traunch to perform workovers on existing wells, drill two new wells, capital expenditures and working capital. The second traunch will be used to drill an additional 4-5 wells, if the milestones for the first traunch are met.

Additionally, the Company entered into Lock-Up Agreements with the following board members of the Company; Murray Conradie and Jason Griffith. In this Agreement, these board members agreed not to sell any shares in the Company's Common Stock owned by them for a period of 12 months, or until such time as certain milestones have been met.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  Financial Statements and Exhibits.

     (a) Financial Statements of Assets Acquired.

              Not applicable.

     (b) Pro Forma Financial Information.

              Not applicable.

     (c) Exhibits

Exhibit      Description

99.1         Subscription Agreement
99.2         Secured Convertible Note - LONGVIEW EQUITY FUND, LP
99.3         Secured Convertible Note - LONGVIEW FUND, LP
99.4         Secured Convertible Note - LONGVIEW INTERNATIONAL EQUITY FUND, LP
99.5         Common Stock Purchase Warrant - LONGVIEW EQUITY FUND, LP
99.6         Common Stock Purchase Warrant - LONGVIEW FUND, LP
99.7         Common Stock Purchase Warrant - LONGVIEW INTERNATIONAL EQUITY
             FUND, LP

          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2005

               South Texas Oil Company

               By: /s/ Murray N. Conradie
               -----------------------------
               Murray N. Conradie, Chief Executive Officer